Exhibit 99

Press Release

October 24, 2008

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. TO REQUEST AUTHORIZATION TO ISSUE PREFERRED STOCK

On October 23, 2008, the Board of Directors of West Bancorporation, Inc. (NASDAQ: WTBA) (the “Company”), parent company of West Bank and WB Capital Management Inc., passed resolutions adopting an amendment to the Company’s restated articles of incorporation to authorize a class of preferred stock and calling for a special meeting of shareholders for the purpose of voting to approve the amendment. Currently, the restated articles of incorporation do not authorize the issuance of preferred stock.

The Board believes that, in order to provide the Company with greater flexibility in meeting its future capital requirements, the articles should be amended to authorize the issuance of preferred stock having such terms, including preferences, rights and limitations, as shall be determined by the Board. The Board is seeking this flexibility at this time because the Company expects to apply to participate in the recently announced Capital Purchase Program of the U.S. Department of the Treasury. Under the Capital Purchase Program, qualified U.S. banking organizations whose applications to participate are approved would sell preferred stock and grant warrants to issue common stock to the U.S. Department of the Treasury. In order to participate, the Company must be able to issue preferred stock.

At September 30, 2008, the Company and West Bank had capital ratios in excess of those required to be considered well-capitalized under banking regulations. However, given the substantial ongoing economic uncertainties, the Board believes it may be prudent for the Company to raise capital under the Treasury’s program. The Company believes that it would be eligible to raise between $12 million and $36 million of capital under the Treasury program and that the cost of capital under the Treasury’s program may be significantly lower than the cost of capital otherwise available to the Company at this time. Raising capital under the Treasury’s program would provide the Company and West Bank additional strength to face this challenging environment.

The Board has set November 7, 2008, as the record date for shareholders entitled to notice of, and to vote at, the special meeting. The Company will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the special meeting, and will send a definitive proxy statement to shareholders as soon thereafter as is possible. The Company expects the special meeting to be held on December 10, 2008.

The Company will file with the SEC, and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed amendment. WEST BANCORPORATION SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Company shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Company shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266, Attention: Corporate Secretary, telephone: (515) 222-2300, or from West Bancorporation’s website, http://www.westbankiowa.com.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “should,” or “anticipates,” or references to estimates or similar expressions. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. The Company may not complete a sale of preferred stock under the Treasury’s program because of a number of factors, including, among other things, the Company not being approved under the program, the failure to obtain shareholder approval of the amendment to the restated articles of incorporation, or the failure to satisfy other closing conditions. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.